Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)
------------------------

DATE OF EVENT REQUIRING STATEMENT: February 12, 2009
---------------------------------

SIGNATURE:

     By: /s/ Victoria Parry
        --------------------
      Name:  Victoria Parry
      Title:  Senior Legal Counsel of GLG Partners LP

      By: /s/ Emmanuel Roman
        --------------------
      Name:   Emmanuel Roman
      Title:  Managing Director



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                             Joint Filer Information

NAME: GLG Partners, Inc.

ADDRESS:  390 Park Avenue, 20th Floor
          New York, NY 10022

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)
------------------------

DATE OF EVENT REQUIRING STATEMENT: February 12, 2009
---------------------------------

SIGNATURE:


     By: /s/ Alejandro R. San Miguel
        ------------------------------
         Name:  Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary